UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2004
Date of Report (Date of earliest event reported)

Wynn Resorts, Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 770-7555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 15, 2004, the Registrant’s subsidiary, Wynn Las Vegas, LLC, received a commitment letter from several lending institutions pursuant to which the lenders have agreed, subject to certain terms and conditions, to provide new credit facilities comprised of a $1.0 billion revolving credit facility that will mature in five years, and a $100.0 million term loan facility that will mature in seven years. The new credit facilities will be senior secured obligations of Wynn Las Vegas, LLC, guaranteed by each of its subsidiaries, other than Wynn Completion Guarantor, LLC. The loan documentation will contain customary negative covenants and financial covenants. The closing of the new credit facilities will be subject to customary closing conditions, and the commitments set forth in the commitment letter will expire on December 31, 2004.

The new credit facilities are part of a previously announced plan to refinance the existing debt of Wynn Las Vegas, LLC. In addition to the new credit facilities, Wynn Las Vegas, LLC proposes to issue up to $1.1 billion of first mortgage notes. The Registrant expects that the notes will be senior secured obligations of Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., ranking pari passu with borrowings under the new credit facilities, and guaranteed by all of their subsidiaries, except Wynn Completion Guarantor, LLC. The notes and the new credit facilities will be secured on an equal and ratable basis by a first priority lien on substantially all existing and future assets of Wynn Las Vegas, LLC and its subsidiaries. The offering of the notes is conditioned on obtaining the new credit facilities, and the lenders’ commitments to provide the new credit facilities are conditioned on the issuance of the notes. The notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Also, as part of the refinancing of the existing debt of Wynn Las Vegas, LLC, the Registrant intends to contribute $400 million out of the approximately $453 million of net proceeds received from the recently completed sale of 7,500,000 shares of its common stock in a registered public offering. Wynn Las Vegas, LLC will use this capital contribution, together with available cash on hand, borrowings under the new credit facilities and the net proceeds from the notes, to repurchase or repay existing debt, pay costs associated with completion of the Wynn Las Vegas hotel and casino resort, and pay a portion of the costs to develop Encore at Wynn Las Vegas, the recently announced expansion of the project. Availability of full construction funding for Encore at Wynn Las Vegas under the new credit facilities is subject to completion of the plans, specifications and budget for Encore, and approval of them by a majority of the arrangers under the new credit facilities. Wynn Las Vegas, LLC may also use funds under the new credit facilities to make an investment in the Registrant’s Wynn Macau project, or for other corporate purposes.

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are subject to risks and uncertainties that could cause actual results and outcomes to differ from those expressed in or implied by the statements herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2004

Wynn Resorts, Limited

By:	/s/ John Strzemp

John Strzemp
Executive Vice President and Chief Financial Officer